BELL, BOYD & LLOYD LLC                 THREE FIRST NATIONAL PLAZA
                                       70 WEST MADISON STREET, SUITE 3300
                                       CHICAGO, ILLINOIS 60602-4207
                                       312.372.1121  FAX 312.372.2098

                                       OFFICES IN CHICAGO
                                       AND WASHINGTON, D.C.




                               February 22, 2001



Nuveen Pennsylvania Dividend Advantage Municipal Fund
333 West Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

               Nuveen Pennsylvania Dividend Advantage Municipal Fund

     We have acted as counsel for Nuveen Pennsylvania Dividend Advantage Municipal Fund (the "Fund") in connection with the registration under the Securities Act of 1933 (the "Act") of certain of its common shares of beneficial interest (the "Shares") in registration statement no. 333-53298 on form N-2 as it is proposed to be amended by pre-effective amendment no. 1 (as proposed to be amended, the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust (the "Trust Agreement") and by-laws of the Fund, actions of the board of trustees of the Fund authorizing the issuance of shares of the Fund and the Registration Statement.

     We assume that, upon sale of the Shares, the Fund will receive the authorized consideration therefor, which will at least equal the net asset value of the Shares.

     Based upon the foregoing, we are of the opinion that the Fund is authorized to issue the Shares, and that, when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Fund, they will be validly issued, fully paid and nonassessable by the Fund, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for obligations of the Fund.

     In rendering the foregoing opinion, we have relied upon the opinion of Bingham Dana LLP expressed in their letter to us dated February 22, 2001.

Nuveen Pennsylvania
Dividend Advantage Municipal Fund
February 22, 2001
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                   Very truly yours,

                                   /s/ Bell, Boyd & Lloyd LLC